UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

999 18th Street Suite 3000, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, Arne Raabe was appointed Corporate Secretary of Sentry Petroleum Ltd.

Arne Raabe was appointed Corporate Secretary on January 10, 2011 and has been a member of the Board of Directors since December 29, 2008. He holds a B.A. in Finance and a Masters in Economics. Mr. Raabe consented to act as director and officer of Raphael Industries Ltd., a company in the database management industry, in October of 2005. At Raphael he was responsible for building the company and for the day to day running of the company operations. He resigned as the company’s President and Chief Financial Officer on February 11, 2010 and as a Director on October 7, 2010. On December 5th, 2005 he was appointed director and Officer and on June 29, 2006 he consented to act as interim President of Gondwana Energy Ltd. On October 22, 2006 Mr. Raabe resigned from his positions with Gondwana Energy Ltd.

There is no family relationship between Mr. Raabe and any other director or executive officer in Sentry Petroleum. Mr. Raabe does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such act.

Item 7.01 Regulation FD Disclosure.

On January 11, 2011 the Company issued a press release announcing the opening of a corporate office in Hong Kong and the appointment of Arne Raabe as Corporate Secretary.

Item 9.01 Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

Dr. PAUL BOLDY Dr. Paul Boldy	Chief Financial Officer, and Director	01/11/11